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                                                                  EXHIBIT (99)C

                                     PROXY

                           NEW ENGLAND TRUST COMPANY


 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEW ENGLAND TRUST COMPANY FOR USE ONLY AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER __, 1994 AND ANY ADJOURNMENT THEREOF.

 The undersigned, being a shareholder of New England Trust Company ("New England Trust") hereby authorizes _______________ and _________________, and each of them as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of New England Trust (the "Special Meeting") to be held at the offices of New England Trust located at 144 Westminster Street, Providence, Rhode Island on December __, 1994 at ______ _.m., local time, and at any adjournment of said Special Meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

Proposal to approve the Agreement and Plan of Share Exchange, dated as of September 14, 1994, among First of America Bank Corporation, New England Trust, Devon W. Deyhle, Ernest R. Famiglietti and Ruth K. Mullen as described in the accompanying Prospectus/Proxy Statement.



         [ ] FOR      [ ] AGAINST      [ ] ABSTAIN



 In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Special Meeting and upon such other matters as may properly come before the Special Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

 Shares of Common Stock of New England Trust will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE PROPOSAL SET FORTH ABOVE AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

 The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of New England Trust called for December __, 1994 and a Prospectus/Proxy Statement for the Special Meeting prior to the signing of this proxy.

PLEASE CHECK ONE OF THE ABOVE BOXES INDICATING HOW YOUR SHARES ARE TO BE VOTED AT THE MEETING PURSUANT TO THIS PROXY AND THEN DATE, SIGN AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.


          DATED ________________________, 1994

          ____________________________________

          ____________________________________
          Please sign exactly as your names(s)
          appear(s) on this proxy. When signing
          in a representative capacity, please
          give title.